UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT
    Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): June 26, 2008

                           HORIZON FINANCIAL CORP.
           (Exact name of registrant as specified in its charter)

     Washington                     0-27062                   91-1695422
(State or other jurisdiction    (Commission                (IRS Employer
of incorporation)               File Number)           Identification No.)

    1500 Cornwall Avenue, Bellingham, Washington                98225
        (Address of principal executive offices)              (Zip Code)

     Registrant's telephone number (including area code):  (360) 733-3050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.


[ ]   Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01 Other Events
----------------------

     Horizon Financial Corp., Inc. (the "Company") announced on June 26, 2008 that the Company's Board of Directors declared a quarterly cash dividend of $0.135 per share on the Company's outstanding shares of common stock. Shareholders of record at the close of business on July 11, 2008 will be entitled to receive the cash dividend. The cash dividend will be payable on August 1, 2008.

     The Company also indicated that it anticipates an increase in its non-performing loans and loan charge-offs during the quarter ended June 30, 2008, its first quarter of its fiscal year 2009. The Company also provided a schedule regarding its upcoming July Annual Meeting and related conference call.

     The press release announcing the dividend is attached as Exhibit 99.1 and incorporated by reference herein.


Item 9.01  Financial Statements and Exhibits
--------------------------------------------

     (c)      Exhibits

     99.1     Press Release dated June 26, 2008.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     HORIZON FINANCIAL CORP.



Date: June 26, 2008                  By: /s/V. Lawrence Evans
                                         ------------------------------------
                                         V. Lawrence Evans
                                         Chairman of the Board


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                                  Exhibit 99.1

                         Press Release dated June 26, 2008

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           CONTACTS:  V. Lawrence Evans, Chairman
           Rich Jacobson, CEO                                  NEWS RELEASE
           Dennis Joines, President & COO
           360.733.3050

=============================================================================

   Horizon Financial Corp. Announces Quarterly Cash Dividend and Anticipates
             Increases in Non-performing Loans and Loan Charge-Offs and;
                   Conference Call and Annual Meeting Schedule

BELLINGHAM, WA - June 26, 2008 - Horizon Financial Corp. ("Horizon") (NASDAQ:
HRZB) today announced its Board of Directors has declared a quarterly cash dividend of $0.135 per share. The dividend will be paid on August 1, 2008, to shareholders of record as of close of business July 11, 2008. Horizon also reported that it anticipates significant increases in its non-performing loans and net charge-offs for the fiscal first quarter of 2009, ended June 30, 2008.

"With our current capital position, we are able to maintain our cash dividend payment this quarter despite higher levels of non-performing loans and net charge-offs," said Rich Jacobson, Chief Executive Officer. "While we have not completed the quarter-end portfolio review, we expect non-performing assets to increase to approximately $39 million at June 30, 2008 and charge-offs for the quarter of approximately $3.0 million. Construction and land development loans in Pierce and Snohomish counties are the primary source of these problem loans, and we are working closely with our customers to resolve these issues as quickly as possible. Consequently, our provision for loan losses is expected to remain at elevated levels for at least the next few quarters."

At March 31, 2008, Horizon had non-performing assets of $12.3 million, or 0.88% of total assets. In the fourth quarter of fiscal 2008, Horizon had a $2.0 million provision for loan losses, bringing the allowance for loan losses to $19.1 million, or 1.60% of net loans receivable at March 31, 2008. Tangible book value at March 31, 2008 was $10.72, equity to assets was 9.22% and risk-based capital was 11.02% at that date.

Horizon also announced that it has reactivated its search for a new Chief Financial Officer, following the promotion of Rich Jacobson to Chief Executive Officer earlier this year. "We had identified a strong banking professional and had expected him to begin his employment with Horizon this summer following the completion of a merger involving his current bank," said Jacobson. "However, that merger agreement has since been terminated, requiring him to change his plans. As a result, we are reinitiating our search for an experienced financial professional." Until a new candidate is hired, Jacobson will continue to serve as both CFO and CEO of Horizon Financial Corp. and Horizon Bank.

Annual Meeting and Conference Call Information

Management will host its annual meeting of shareholders on July 22, 2008, at 1:00 p.m. at Fox Hall in Bellingham. Horizon will also release its fiscal 2009 first quarter results at 1:00 p.m. on July 22, 2008 and will host a conference call on July 23, 2008, at 9:00 am PDT (12:00 pm EDT) to discuss the quarterly results. The live call can be accessed by dialing (303) 262-2137 or on the web at www.horizonbank.com. The replay, which will be available for a month beginning shortly after the call concludes, can be heard at (303) 590-3000 using access code 11116240# or on the web at www.horizonbank.com.

Horizon Financial Corp. is a $1.4 billion, bank holding company headquartered in Bellingham, Washington. Its primary subsidiary, Horizon Bank, is a state-chartered commercial bank that operates 19 full-service offices, four commercial loan centers and four real estate loan centers throughout Whatcom, Skagit, Snohomish and Pierce counties, Washington.

Safe Harbor Statement: Except for the historical information in this news release, the matters described herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include: the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs, results of examinations by our banking regulators, our ability to manage loan delinquency rates, the ability to successfully expand existing relationships, deposit pricing and the ability to gather low-cost deposits, success in new markets and expansion plans, expense management and the efficiency ratio, expanding or maintaining the net interest margin, interest rate risk, the local and national economic environment, and other risks and uncertainties discussed from time to time in Horizon Financial's filings with the Securities and Exchange Commission ("SEC"). Accordingly, undue reliance should not be placed on forward-looking statements. These forward-looking statements speak only as of the date of this release. Horizon undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of
unanticipated events.   Investors are encouraged to read the SEC report of
Horizon, particularly its Form 10-K for the fiscal year ended March 31, 2008, for meaningful cautionary language discussion why actual results may vary from those anticipated by management.

                                          ##

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